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                                        BYLAWS
                                          OF
                      CHARTER COMMUNICATIONS INTERNATIONAL, INC.

                                      ARTICLE I
                                       OFFICES

    1.01 REGISTERED OFFICE. The registered office shall be located at 502 East John Street, Carson City, Nevada 89706.

    1.02 OTHER OFFICES. The Corporation may also have offices at such other places located within or without the State of Nevada as the Board of Directors may from time to time determine, or as the business of the Corporation may require.


                                      ARTICLE II
                                     STOCKHOLDERS

    2.01 LOCATION OF MEETINGS. Meetings of stockholders shall be held at the principal business office of the Corporation, or at any other location which may be specified in the notice of the meeting or in a duly executed waiver thereof. Meetings of stockholders may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

    2.02 ANNUAL MEETINGS. Unless a unanimous consent of the stockholders is submitted to the Corporation pursuant to Section 2.10, an annual meeting of stockholders shall be held annually at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting. At this meeting, the stockholders shall elect a Board of Directors, and may transact other business properly brought before the meeting. The failure to hold the annual meeting or to file the written consent in lieu thereof will not cause a forfeiture or dissolution of the Corporation.

    2.03 LIST OF STOCKHOLDERS. At least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the office or agent having charge of the stock transfer book. This list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours for a period of ten (10) days prior to such meeting. This list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

    2.04 SPECIAL MEETINGS. Special meetings of the stockholders may be called by the President, the Board of Directors, or the Chairman of the Board of Directors, if one is appointed.


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    2.05    NOTICE OF MEETINGS.  A written or printed notice stating the place, day and hour of any meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, notice shall be deemed to be delivered when deposited, postage prepaid, in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. If a stockholder gives no address, notice shall be deemed to have been given to the stockholder if sent by mail or other written communication addressed to the place where the Corporation's registered office is located, or if published at least once in some newspaper of general circulation in the county in which the Corporation's registered office is located. Where notice is required to be given and notice of two (2) previous consecutive annual meetings or notices of meetings or notice of taking of action without a meeting by written consent have been mailed and addressed to a stockholder at the address as shown on the records of the Corporation and have been returned undeliverable, the giving of further notice to the stockholder is not required.

    2.06 QUORUM. The holders of a majority of shares entitled to vote or, in the event of any vote by class or classes, a majority of each class of the shares entitled to vote as a class, represented in person or by proxy, shall constitute a quorum at meetings of stockholders, except as otherwise provided by statute, the Articles of Incorporation or these Bylaws. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

    2.07 MAJORITY MAY CONDUCT BUSINESS. When a quorum is present at the meeting, the vote of the holders of a majority of all the shares entitled to vote represented in person or by proxy shall be the act of the stockholders' meeting, unless the vote of a greater number is required by statute, the Articles of Incorporation or these Bylaws.

    2.08 VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except to the extent that the voting rights of the shares of any class shall be limited or denied by the Articles of Incorporation and except as otherwise provided by statute.

    2.09 PROXIES. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation not less than 48 hours prior to the meeting.

    2.10 ACTION WITHOUT MEETING. Any action required by statute to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed


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by stockholders holding such number of shares as are required to authorize the action so taken and which are entitled to vote with respect to the subject matter thereof.

    2.11    VOTING OF SHARES OF CERTAIN HOLDERS.

         (a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may authorize, or in the absence of such authorization, as the Board of Directors of such corporation may determine.

         (b) Shares held by an administrator, executor, guardian, or conservator may be voted by him so long as such shares are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of the shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of the shares into his name as trustee.

         (c) Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by him without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which he was appointed.

         (d) A stockholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the transferred shares.

         (e) Treasury shares, shares of its own stock owned by another corporation, the majority of the voting stock of which is owned or controlled by it, and shares of its own stock held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

    2.12 RECORD DATES. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty (60) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, the books shall be closed for at least ten (10) days immediately preceding the meeting.

    In lieu of closing the stock transfer books, the Board of Directors may fix in advance as the record date for determination of stockholders, a date in any case to be not more than sixty (60) in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring the determination of stockholders is to be taken.

    If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders, or entitled to


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receive payment of a dividend, the date on which notice of the meeting is mailed and the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for determination of stockholders.

    When a determination of stockholders entitled to vote at any meeting of stockholders has been made, as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired, in which case a new determination shall be made in accordance with the provisions of this section.


                                     ARTICLE III
                                      DIRECTORS

    3.01 POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

    3.02 NUMBER AND ELECTION. Except as otherwise fixed pursuant to the provisions of the Articles of Incorporation, as amended, the number of directors constituting the initial Board of Directors of the Corporation shall be as set forth in the Articles of Incorporation, as amended, and the number of directors may be changed by the Board of Directors from time to time by appropriate resolution of the Board. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.03, and each director elected shall hold office until the next succeeding annual meeting and until his successor shall have been elected and qualified, except as otherwise provided in the Articles of Incorporation or in these Bylaws. Directors need not be residents of the State of Nevada or stockholders of the Corporation.

    3.03 ELECTIONS TO FILL VACANCIES. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of stockholders called for that purpose, or may be filled by the Board of Directors, for a term of office continuing only until the election of one or more directors by election at an annual or special meeting of stockholders called for that purpose.

    3.04 LOCATION OF MEETINGS. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Nevada. Members of the Board of Directors or of committees thereof may participate in and hold a meeting of the Board of Directors or committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


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    3.05    FIRST MEETING OF NEWLY ELECTED BOARD.  The first meeting of each newly elected Board of Directors shall be held at such time and place directly following the annual meeting of the stockholders or as shall be fixed by the vote of the stockholders at their annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided that a quorum shall be present. In the event such meeting is not held after the annual meeting of the stockholders or in the event of a failure of the stockholders to fix the time and place of the first meeting of the newly elected Board of Directors, or in the event the meeting is not held at the time and place so fixed by the stockholders, such meeting may be held at the time and place specified in a notice given as provided for special meetings of the Board of Directors, or as specified in a written waiver signed by all of the directors.

    3.06 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such times and places as shall, from time to time, be determined by the Board.

    3.07 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President. Notice of special meetings of the Board of Directors may be given personally, either verbally or in writing, or sent in writing by United States mail, or by facsimile. In case the notice is mailed, the notice shall be deposited in the mail at the place in which the principal business office of the Corporation is located at least five (5) days prior to the time of the holding of the meeting. In case the notice is delivered personally, either verbally or in writing, or is sent by facsimile, the notice shall be so delivered at least two (2) hours prior to the time of the holding of the meeting. The delivery, mailing, or sending by facsimile as above provided shall constitute due, legal and personal notice to the director. Notice shall be given by the person calling the meeting or by the Secretary. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any notice or waiver of notice, except as may otherwise be expressly provided by statute, the Articles of Incorporation or these Bylaws.

    3.08 QUORUM. A majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by statute, the Articles of
Incorporation or these Bylaws.   If a quorum shall not be present thereat the
directors may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    3.09 ACTION WITHOUT MEETING. Any action that may be taken by the executive committee, if any, or the Board of Directors at a meeting may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all of the members of the executive committee or all of the directors.

    3.10 COMPENSATION. Directors, as such, shall not receive any salary for their services, but, by resolution of the Board may receive a fixed sum and necessary expenses of attendance of each regular or special meeting of the Board. Members of the executive committee, by resolution of the Board of Directors, may be allowed like compensation for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the Corporation in another capacity and receiving compensation therefor.


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                                      ARTICLE IV
                                       NOTICES

    4.01 CONTENT AND METHOD. Notices to directors and stockholders shall be in writing unless otherwise provided in these Bylaws, shall specify the time and place of the meeting, and shall be delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed given at the time when the notice is placed in the United States mail, postage prepaid. Notice to directors may also be given by facsimile.

    4.02 WAIVER OF NOTICE. Whenever any notice is required to be given to any stockholder or director under the provisions of applicable statutes, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of notice.

    4.03 ATTENDANCE CONSTRUED AS WAIVER OF NOTICE. Attendance of a stockholder, in person or by proxy, or a director at a meeting shall constitute a waiver of notice of such meeting, except where a director or stockholder attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                      ARTICLE V
                                       OFFICERS

    5.01 TITLES. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and, in the discretion of the Board of Directors, such other officers as are contemplated by Section 5.03 hereof, each of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person.

    5.02 ELECTION. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect a President, a Secretary, and a Treasurer and may elect one or more Vice Presidents, none of whom needs to be a member of the Board, and may appoint a member of the Board of Directors as Chairman of the Board.

    5.03 OTHER OFFICERS. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors.

    5.04 COMPENSATION. The compensation of the President, any Vice Presidents, the Secretary and the Treasurer shall be fixed by the Board of Directors, but the compensation of all minor officers and all other agents and employees of the Corporation may be fixed by the President, unless by resolution the Board of Directors shall determine otherwise.

    5.05 TERM OF OFFICE. Each officer of the Corporation shall hold office until his successor is chosen and qualifies, or until his death or removal or resignation from office. Any officer, agent or member of the executive committee elected or appointed by the Board of Directors may be removed by a majority vote of the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without


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prejudice to the contract rights, if any, of the person so removed.  Any vacancy occurring in an office of the Corporation for any reason may be filled by the Board of Directors.

    5.06 CHAIRMAN OF THE BOARD. In the event that a Chairman of the Board is designated by the Board of Directors, the Chairman shall preside over all meetings of the stockholders and of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman shall have such other powers and duties as usually pertain to such office or as may be assigned to him from time to time by the Board of Directors. In the event that a Vice-Chairman of the Board is designated by the Board of Directors, the Vice-Chairman shall, in the absence of the Chairman, exercise the powers and have the duties of the Chairman.

    5.07 PRESIDENT. In the absence of the Chairman and Vice-Chairman of the Board, the President shall preside at all meetings of the stockholders and, if the President is also a member of the Board of Directors, at all meetings of the directors. Unless the Board of Directors shall otherwise direct, the President shall have general and active management responsibility for the business of the Corporation.

    5.08 VICE PRESIDENTS. In the event that the Board of Directors shall provide for one or more Vice Presidents, then each of the Vice Presidents, in the order of his seniority, unless otherwise determined by the Board of Directors, shall in the absence or disability of the President, serve in the capacity of the President and perform the duties and exercise the powers of the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors shall from time to time prescribe.

    5.09    SECRETARY.  The Secretary shall:

            (a) attend all meetings of the Board of Directors and of the stockholders, and shall record all votes and keep the minutes of all such proceedings in one or more books kept for that purpose;

            (b) perform like services for the executive committee of the Board of Directors, if any;

            (c) give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors;

            (d) keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it and when so affixed, it shall be attested by the Secretary's signature, or by the signature of the Treasurer, if any, or any Assistant Secretary or Assistant Treasurer; and

            (e) perform all duties incidental to the office of Secretary and such other duties as, from time to time, may be assigned to the Secretary by the President or Board of Directors, under whose supervision the Secretary shall function.

    5.10 ASSISTANT SECRETARIES. Each Assistant Secretary, if any, in the order of his seniority, unless otherwise determined by the Board of Directors, in the absence or disability


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of the Secretary, shall perform the duties and exercise the powers of the
Secretary, and shall perform such other duties and have such other powers as the Board of Directors may, from time to time, prescribe.

    5.11    TREASURER.  The Treasurer shall:

            (a)    have custody of the corporate funds and securities;

            (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

            (c) deposit all money and other valuable effects in the name and to the credit of the Corporation;

            (d) disburse such funds of the Corporation; taking proper vouchers for all disbursements;

            (e) render to the Board of Directors at the regular meetings of the Board of Directors, or whenever the Board of Directors may require, an account of all transactions entered into under this Section 5.11 and of the financial condition of the Corporation; and

            (f) perform all such other duties as, from time to time, may be assigned to him by the Board of Directors.

    5.12 TREASURER'S BOND. If required by the Board of Directors, the Treasurer or such other officer as designated by the Board of Directors to perform the duties enumerated in Section 5.11 above shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

    5.13 ASSISTANT TREASURERS. Each Assistant Treasurer, if any, in the order of his seniority unless otherwise determined by the Board of Directors, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors may, from time to time, prescribe.

                                      ARTICLE VI
                           CERTIFICATES REPRESENTING SHARES

    6.01 DESCRIPTION. The Corporation shall deliver certificates representing all shares to which stockholders are entitled. Certificates shall be signed by the President and the Secretary of the Corporation, or in the absence of the President and/or Secretary, a Vice President and/or Assistant Secretary if such offices have been appointed or elected by the Board of Directors and may be sealed with the seal of the Corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Each certificate shall be consecutively numbered and shall be entered in the books of the Corporation as issued. Each


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certificate representing shares shall state upon the face thereof that the
Corporation is organized under the laws of the State of Nevada, the name of the person to whom issued, the number and class of shares and the designation of the series, if any, which such certificate represents.

    6.02 FACSIMILE SIGNATURES. The signature of the President and the Secretary upon a certificate may be facsimiles. In the event that an officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the date of issuance.

    6.03 LOST CERTIFICATE. The Board of Directors may direct new certificate(s) to be issued in place of any certificate(s) previously issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate(s) to be lost or destroyed. When authorizing such issuance of new certificate(s), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate(s), or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum and form and with such sureties as it may direct as an indemnity against any claim that may be made against the Corporation with respect to the certificate(s) alleged to have been lost or destroyed.

    6.04 TRANSFER OF SHARES. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney-in-fact. Upon surrender to the Corporation or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

    6.05 TRANSFER AGENTS AND REGISTRARS. The Corporation may have one or more transfer agents and one or more registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation shall have a transfer agent, or until registered by the registrar, if the Corporation shall have a registrar. The duties of transfer agent and registrar may be combined.

    6.06 REGISTERED OWNERS. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.


                                     ARTICLE VII
                                  GENERAL PROVISIONS

    7.01 DIVIDENDS. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property or its own shares, pursuant to law and subject to the provisions of its Articles of Incorporation.


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    7.02    EXECUTION OF INSTRUMENTS.  Unless otherwise authorized by the Board of Directors, deeds, transferees, assignments, contracts, obligations, certificates (other than certified copies of instruments, which need be signed by only one of the following persons) and other instruments may be signed on behalf of the Corporation by two persons, one of whom holds the office of Chairman of the Board, Vice-Chairman of the Board or President or Senior Vice-President or director and the other of whom holds one of the said offices or holds the office of Vice-President, Secretary, Treasurer, Assistant Secretary or Assistant Treasurer or any other office created by bylaw or by resolution of the Board of Directors; provided that if the Corporation has only one director, that director alone or the President alone may sign any instrument on behalf of the Corporation. In addition, the Board of Directors may from time to time direct the manner in which and the person or persons by whom any instrument or instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same but no instrument is invalid merely because the corporate seal is not affixed thereto.

    7.03 RESERVES. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any purpose or purposes, and may abolish any such reserve in the same manner.

    7.04 SIGNATURES. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or other person or persons as the Board of Directors may, from time to time, designate.

    7.05 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

    7.06 CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in the form determined by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed or in any other manner reproduced. The use of the seal is not necessary on any corporate document and its use or nonuse shall not in any way affect the legality of the document.


                                     ARTICLE VIII
                                   INDEMNIFICATION

    8.01. THIRD PARTY ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of


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nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    8.02. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

    8.03. DETERMINATION OF CONDUCT. The determination that an officer, director, employee or agent, has met the applicable standard of conduct set forth in Sections 8.01 and 8.02 (unless indemnification is ordered by a court) shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    8.04. PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article VIII.

    8.05. DEFINITION. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or who was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII, with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    8.06. INDEMNITY NOT EXCLUSIVE. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled


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


under any other Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    8.07    AMENDMENT OR REPEAL.  Neither the amendment nor repeal of this
Article VIII of these Bylaws, nor the adoption of any provisions of these Bylaws, any other bylaw or any statute inconsistent with this Article VIII of these Bylaws shall eliminate or reduce the effect of this Article VIII of these Bylaws in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of any inconsistent provision.


                                      ARTICLE IX
                                      AMENDMENTS

    Unless otherwise provided in the Articles of Incorporation, these Bylaws may be altered, amended or repealed, and new bylaws may be adopted by the affirmative vote of a majority of either the Board of Directors or the holders of a majority of the shares entitled to vote, present at any meeting at which a quorum of each respective body is present, provided that notice of the proposed alteration, amendment, repeal or adoption shall be contained in the notice of the meeting. This power to alter, amend or repeal these Bylaws, and to adopt new bylaws, may be modified or divested by action of the holders of a majority of the shares entitled to vote taken at any regular or special meeting of the stockholders.


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